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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 30, 2000


                         FIRSTPLUS Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)

            NEVADA                        0-27750                75-2561085
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)


1750 Regal Row          Dallas          Texas                      75235
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(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:  (214) 599-6300




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Item 2.  Acquisition or Disposition of Assets.
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         On August 30, 2000,  Western Interstate Bancorp ("WIB"), a wholly-owned subsidiary of FIRSTPLUS Financial Group, Inc. (the "Company"), completed its previously announced sale of all of its Servicing Rights to Countrywide Home Loans, Inc., a New York corporation, for approximately $29 million cash. Prior to the sale, WIB was principally engaged in the business of servicing mortgage loans. The assets sold include all right, title, and interest in and to each of the agreements which govern the rights and obligations owned by WIB with respect to the servicing of certain mortgage loans.

         WIB consummated the sale pursuant to the Order Confirming Modified Third Amended Plan of Reorganization of FIRSTPLUS Financial, Inc. issued by the United States Bankruptcy Court, Northern District of Texas, Dallas Division, Case No. 99-31869-HCA-11.


Item 7.  Financial Statements and Exhibits.
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         (a)      Financial statements of businesses acquired.
                  Not Applicable.
         (b)      Pro forma financial information.
                  Not Applicable.
         (c)      Exhibits.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

         2.1 Purchase Agreement, dated March 15, 2000, by and between Western Interstate Bancorp and Countrywide Home Loans, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          FIRSTPLUS FINANCIAL GROUP, INC.


Dated:  September 14, 2000                By:  /s/ Daniel T. Phillips
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                                          Name:  Daniel T. Phillips
                                          Title:    Chief Executive Officer